EXHIBIT 99.3

INTERDENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands)

	One Month Ended January 31, 2003		One Month Ended February 28, 2003		One Month Ended March 31, 2003		Three Months Ended March 31, 2003

	$	% Rev	$	% Rev	$	% Rev	$	% Rev
Practice patient revenue	$21,002	100.2%	$18,828	100.1%	$19,265	100.0%	$59,095	100.1%
Consulting & licensing fees	47	0.2%	47	0.2%	47	0.2%	141	0.2%
Amounts retained by dentist	90	0.4%	60	0.3%	49	0.3%	199	0.3%

Net revenues	20,959	100.0%	18,815	100.0%	19,263	100.0%	59,037	100.0%

Dental practice net patient service revenue	$20,827	99.4%	$18,689	99.3%	$19,133	99.3%	58,649	99.3%
Net management fees	85	0.4%	79	0.4%	83	0.4%	247	0.4%
Consulting & licensing fees	47	0.2%	47	0.2%	47	0.2%	141	0.2%

Net revenues	20,959	100.0%	18,815	100.0%	19,263	100.0%	59,037	100.0%

Costs and expenses:
Clinical salaries and benefits	10,666	50.9%	9,379	49.8%	9,302	48.3%	29,347	49.7%
Practice nonclinical salaries and benefits	2,819	13.5%	2,670	14.2%	2,597	13.5%	8,086	13.7%
Dental supplies and lab expenses	2,112	10.1%	2,128	11.3%	2,163	11.2%	6,403	10.8%
Practice occupancy expenses	1,111	5.3%	1,148	6.1%	1,150	6.0%	3,409	5.8%
Practice selling, general and administrative expenses	1,628	7.8%	1,573	8.4%	1,589	8.2%	4,790	8.1%
Corporate selling, general and administrative expenses	971	4.6%	1,014	5.4%	1,285	6.7%	3,270	5.5%
Stock compensation expense	—	0.0%	—	0.0%	—	0.0%	—	0.0%
Corporate restructure and merger costs	—	0.0%	—	0.0%	—	0.0%	—	0.0%
Writedown of long-lived assets	—	0.0%	—	0.0%	—	0.0%	—	0.0%
Depreciation and amortization	320	1.5%	318	1.7%	317	1.6%	955	1.6%

Total operating expenses	19,627	93.6%	18,230	96.9%	18,403	95.5%	56,260	95.3%

Operating income	1,332	6.4%	585	3.1%	860	4.5%	2,777	4.7%

Nonoperating income (expense):
Interest expense, net	(2,162)	-10.3%	(2,050)	-10.9%	(2,115)	-11.0%	(6,327)	-10.7%
Other expense, net	(1)	0.0%	(23)	-0.1%	—	0.0%	(24)	0.0%

Nonoperating expense, net	(2,163)	-10.3%	(2,073)	-11.0%	(2,115)	-11.0%	(6,351)	-10.8%

Income (loss) before income taxes and extraordinary item	(831)	-4.0%	(1,488)	-7.9%	(1,255)	-6.5%	(3,574)	-6.1%

Provision for income taxes	—	0.0%	—	0.0%	—	0.0%	—	0.0%

Net income (loss) before extraordinary item	(831)	-4.0%	(1,488)	-2.5%	(1,255)	-6.5%	(3,574)	-6.1%

Extraordinary items—Debt Extinguishment, net of income taxes	—	0.0%	—	0.0%	—	0.0%	—	0.0%

Net loss attributed to common stock	$(831)	-4.0%	$(1,488)	-2.5%	$(1,255)	-6.5%	$(3,574)	-6.1%

Facility EBITDA	$2,623	12.5%	$1,917	10.2%	$2,462	12.8%	$7,002	11.9%

Corporate EBITDA	$1,652	7.9%	$903	4.8%	$1,177	6.1%	$3,732	6.3%